UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-13305	75-1971716
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 684-3727

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 12, 2009, Parallel Petroleum Corporation, or “Parallel”, issued a press release announcing that it had entered into a farmout agreement with Chesapeake Energy Corporation, the operator of Parallel’s Barnett Shale gas project in Tarrant County, Texas. Also, included in this press release is a discussion of Parallel’s work-in-progress as of December 31, 2008 and its revised 2009 capital investment (CAPEX) budget. Attached hereto as Exhibit 99.1 is the press release issued by Parallel on February 12, 2009.

Parallel’s reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about Parallel.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of Parallel whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

Exhibit No.	Description

99.1	Press Release issued February 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 12, 2009

PARALLEL PETROLEUM CORPORATION

By: /s/ Larry C. Oldham
Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued February 12, 2009